Exhibit 21

SUBSIDIARIES OF THE REGISTRANT*

SUBSIDIARY (as of August 18, 2020)	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research AG	Austria
Lam Research Management GmbH	Austria
Lam Research Belgium BVBA	Belgium
Novellus Systems, Inc.	California, United States
Novellus Systems International, LLC	California, United States
Lam Research International Holdings Ltd.	Cayman Islands
Lam Research International Holdings II Ltd.	Cayman Islands
Lam Research Capital Ltd.	Cayman Islands
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
Coventor, Inc.	Delaware, United States
Lam Research Capital, LLC	Delaware, United States
Lam Research International Holding Company	Delaware, United States
Silfex, Inc.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Coventor Sarl	France
Lam Research SAS	France
Lam Research GmbH	Germany
Lam Research (H.K.) Limited	Hong Kong
Lam Research Illinois IAG, Inc	Illinois, United States
Lam Research (India) Private Limited	India
Lam Research (Ireland) Limited	Ireland
Lam Research (Israel) Ltd.	Israel
Lam Research Services Ltd.	Israel
Lam Research S.r.l.	Italy
Lam Research Co., Ltd.	Japan
Lam Research Luxembourg S.à.r.l.	Luxembourg
Lam Research Malaysia Sdn. Bhd.	Malaysia
Lam Research International Sdn Bhd.	Malaysia
Lam Research B.V.	Netherlands
Lam Research International B.V.	Netherlands
Coventor Korea Limited **	Republic of Korea
Lam Research Korea Limited	Republic of Korea
Lam Research Korea LLC YH	Republic of Korea
Lam Research Korea Technology, LLC YH	Republic of Korea
Lam Research Manufacturing Korea, LLC	Republic of Korea
Lam Research Singapore Pte Ltd.	Singapore
Lam Research Holding GmbH	Switzerland
Lam Research International Sàrl	Switzerland
Lam Research Co., Ltd.	Taiwan

Exhibit 21

SUBSIDIARY (as of August 18, 2020)	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research (H.K.) Limited, Taiwan Branch	Taiwan
Lam Research Ltd.	United Kingdom
Metryx, Ltd.	United Kingdom
*In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted from this Exhibit the names of some of its subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.
**In liquidation.